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Exhibit 23.4

CONSENT OF RESOURCE SERVICE GROUP PTY LTD.

The Board of Directors Durban Roodepoort Deep, Limited
Re: Consent to use of Reserve Statement

Dear Mr. Wellesley-Wood:

        Resource Service Group ("RSG") hereby consents to the reference to RSG in the Annual Report on Form 20-F ("Annual Report") of Durban Roodepoort Deep, Limited ("DRD") for the fiscal year ended June 30, 2002 which is incorporated by reference into the Registration Statement on Form F-3 of DRD ("Registration Statement") to which this consent is an exhibit, to the reference to RSG under the heading "Experts" in the Registration Statement and to the citation and/or summarization of the Reserve Statement in the Registration Statement and in the Annual Report which is incorporated by reference into the Registration Statement.

        RSG also consents to the filing of its reserve statement dated 31 August, 2002 as an exhibit to the Registration Statement.

DATED this 17th day of January 2003.

RESOURCE SERVICE GROUP PTY LTD.
/s/ MICHAEL JOHN SPERINCK Name: Michael John Sperinck Title: Manager, Technical Services

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Exhibit 23.4
CONSENT OF RESOURCE SERVICE GROUP PTY LTD.